EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas D. Malkoski, Steven O. Cordier, Christopher L. Lawlor and Margaret Von der Schmidt, and each of them, severally as attorney-in-fact for him or her in any and all capacities, to sign the Annual Report on Form 10-K of Penford Corporation for the fiscal year ended August 31, 2012, and to file such document and any amendments, with exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Signature	Date

/s/ William E. Buchholz	October 31, 2012
William E. Buchholz, Director

/s/ Jeffrey T. Cook	October 31, 2012
Jeffrey T. Cook, Director

/s/ R. Randolph Devening	October 31, 2012
R. Randolph Devening, Director

/s/ Paul H. Hatfield	October 31, 2012
Paul H. Hatfield, Director

/s/ John C. Hunter III	October 31, 2012
John C. Hunter III, Director

/s/ Sally G. Narodick	October 31, 2012
Sally G. Narodick, Director

/s/ Edward F. Ryan	October 31, 2012
Edward F. Ryan, Director

/s/ James E. Warjone	October 31, 2012
James E. Warjone, Director

/s/ Matthew M. Zell	October 31, 2012
Matthew M. Zell, Director